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                                                                   Exhibit 10(a)



                                      LEASE

THIS LEASE AGREEMENT (the "Lease") is made and entered into as of the latest date on which it is executed by either of the parties hereto (the "Lease Date").

1. TERMS AND DEFINITIONS. The following capitalized terms shall be defined as follows:

     1.1 LANDLORD: Corporate Exchange Buildings IV and V Limited Partnership, an Ohio limited partnership, 383 South Third Street, Columbus, Ohio 43215.

     1.2 TENANT: Frontstep Solutions Group, Inc., 2800 Corporate Exchange Drive, Columbus, Ohio 43231 (the "Tenant").

     1.3 BUILDING: Corporate Exchange Building V, 2800 Corporate Exchange Drive, Columbus, Franklin County, Ohio.

     1.4 PREMISES: Approximately 68,309 rentable square feet (the "Area") of office and storage space on the lower level, third and fourth floors of the Building as set forth in Section 2.1 and shown on the diagram attached as Exhibit A, consisting of approximately 66,118 rentable square feet of office space on the lower level, third and fourth floors (the "Office Area") and approximately 2,191 rentable square feet of storage space on the lower level (the "Storage Area").

     1.5 TERM: Two consecutive "Lease Years" (defined in Section 3). The "Commencement Date" shall be July 1, 2002 and the "Termination Date" shall be June 30, 2004.

     1.6 TENANT IMPROVEMENT ALLOWANCE: Provided Tenant is not in default of its obligations pursuant to this Lease or under the Lease Agreement with 2600 Realty Corp. V (Landlord's predecessor) dated April 3, 1991 as amended, Landlord shall pay Tenant a Tenant Improvement Allowance in the amount of $100,000.00 upon receipt of the executed Commencement Agreement required by Section 3.

     1.7  BASE RENT: $81,998.10 per month, payable as set forth in Section 4.

     1.8 TENANT'S SHARE: Tenant's "Share" for Lease calculations shall be 51.38% and shall exclude the Storage Area.

     1.9 OPERATING EXPENSES AND REAL PROPERTY TAXES: Operating Expenses and Real Property Taxes are included in Base Rent.

2.   PREMISES AND BUILDING.

     2.1 LEASED PREMISES. The Premises shall include all appurtenances and improvements at any time located thereon. The Area, Office Area and Storage Area set forth in Section 1.4 shall be used for all purposes of this Lease.

     2.2 BUILDING. The Building shall include the Premises, all space leased to other tenants, all "Common Areas" (defined in Section 2.4), easements, rights of way and access, and all public, non-public or quasi-public areas. The real estate on which the Building and parking lot are located is referred to as the "Land". Landlord retains the right at any time and from time to time to change the name and/or street address of the Building as Landlord deems advisable, and Landlord shall not incur any liability to Tenant as a consequence thereof.

     2.3 PARKING. Provided Tenant is not in default of its Lease obligations, Tenant shall have a license to use, without additional cost, (i) any unassigned parking provided on the exterior parking lots adjacent to the Building; and (ii) sixteen parking spaces in the underground parking garage provided for the Building. One garage parking space will be designated for Tenant's exclusive use (the "Designated Space") and fifteen garage spaces will be available in common with other tenants on a first-come-first-served basis. Landlord will provide sixteen key cards to allow



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     entry into the underground parking area. Tenant shall pay Landlord's actual costs for replacing lost or damaged cards. Tenant shall not use more than sixteen garage spaces. Landlord is not responsible for policing or enforcing the exclusivity of any parking spaces, but will use reasonable efforts to effect exclusivity for Tenant's Designated Space. The location of any non-exclusive parking space may or may not be assigned and the location of assigned parking spaces, including Tenant's Designated Space, may be reassigned from time to time in Landlord's sole discretion. Use of the underground parking spaces and all other parking areas shall be subject to Landlord's reasonable rules and regulations.

     2.4 COMMON AREAS. "Common Area(s)" shall include both interior and exterior Common Areas, and shall mean all areas and improvements located on the Land or in the Building as provided from time to time by Landlord, subject to Landlord's control and to reasonable rules and regulations prescribed from time to time by Landlord, for the general use, in common, of tenants, their officers, agents, employees, and customers, including, but not limited to, parking areas, walkways, concourses, approaches, elevators, ground floor lobby area, exits, entrances, stairways, sidewalks, service areas, garbage and refuse disposal facilities, maintenance and operation facilities, signs, security, docks and loading areas, and equipment and services at or on the Land or Building. Landlord may, in its sole discretion, increase, decrease, or change the interior or exterior Common Areas from time to time and may close all or part of the Common Areas if necessary to prevent dedication thereof or the accrual of rights to the public or any person.

3. TERM. The Term of this Lease shall begin on the Commencement Date and shall expire on the Termination Date without further notice from Landlord, unless sooner terminated as provided herein. A "Lease Year" shall be twelve consecutive calendar months starting on the Commencement Date; thereafter, a Lease Year shall consist of successive periods of twelve calendar months. Within ten business days after the Commencement Date, Tenant shall deliver to Landlord an executed Commencement Agreement in the form attached hereto as Exhibit B.

4.   RENT.

     4.1 BASE RENT. Tenant shall pay Landlord "Base Rent" for the Premises in advance in twelve equal monthly installments due and payable on the first day of each calendar month, without set off or demand, beginning on the Commencement Date and continuing each calendar month until the expiration of the Term in the amount set forth in Section 1.7.

     4.2 OPERATING EXPENSES. Tenant's Share of the Operating Expenses is included in the Base Rent.

         4.2.1 DEFINITIONS. "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature relating to or incurred or paid in connection with the ownership, management, service, repair, improvement and operation of the Building and Land, including, but not limited to, the following: (i) wages, salaries, taxes, insurance and benefits of all persons directly engaged in, or properly allocable to, management, operation, maintenance, security or access control for the Building or Land; (ii) supplies, tools, equipment and materials used in the management, operation and maintenance of the Building or Land;
         (iii) all utilities for the Common Areas, including, but not limited to, water and power for heating, lighting, air conditioning and ventilation; (iv) trash removal services; (v) all management, maintenance and service agreements for the Building and Land and the equipment therein, including, but not limited to, property management, security service,


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         window cleaning, elevator maintenance and janitorial service; (vi)
         repairs, replacements, repainting, decorating and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by tenants or other third parties); (vii) amortization of "Designated Capital Investment Items" (defined below); (viii) all insurance obtained by Landlord for the Building and Land, which may include, without limitation, fire and extended coverage insurance, rental insurance and liability insurance applicable to the Building and Land and to Landlord's personal property used in connection therewith;
         (ix) license, permit and inspection fees; (x) snow and ice removal;
         (xi) paving, striping and repair of parking areas; (xii) interior and exterior landscaping services; (xiii) reasonable legal fees of outside or special counsel retained by Landlord in connection with proceedings to reduce real estate taxes, labor relations or other matters of general benefit to tenants in the Building; and (xiv) an administrative charge equal to 10% of all other Operating Expenses. Landlord, or its affiliate, may perform services for the Building and Land, provided that the charges are commercially reasonable compared to then current charges for similar services in comparable buildings in the Columbus area. "Operating Expenses" shall exclude the following: (1) payments of principal and interest on mortgages, loans or ground leases; (2) leasing commissions; (3) costs of preparing, improving or altering any space in preparation for occupancy of any new or renewal tenant; (4) depreciation or amortization of the Building, or any equipment or other property; (5) any and all collection costs, including legal fees and/or bad debt losses or reserves; (6) any costs or expenses arising from Landlord's violation of any laws or ordinances or governmental rules, regulations or orders with which it is Landlord's obligation to comply pursuant to this Lease; and (7) costs incurred by Landlord to the extent that Landlord is reimbursed by insurance proceeds, governmental agencies or entities, or any tenant or other person.

         "Designated Capital Investment Items" shall mean capital investment items which are installed to reduce or avoid increases in Operating Expenses, are required by governmental authority, or improve the operating efficiency of the Building or Land. Costs of Designated Capital Investment Items shall be amortized over the item's useful life as reasonably determined by Landlord.

         4.2.2 COMPUTATION AND PAYMENT. If Tenant's Share of the Operating Expenses is not included in Base Rent, then Tenant's Share of the Operating Expenses shall be payable on the first day of each month, in advance, in an amount equal to 1/12th of the initially estimated annual rate per square foot. Landlord may adjust the estimated monthly charge at the end of each calendar quarter based on Landlord's reasonably anticipated costs for the next quarter. Within 120 days after the end of each calendar year during the Term and any renewals or extensions thereof, Landlord shall furnish Tenant with a written statement of the actual Operating Expenses for that calendar year. If Tenant's Share of the actual Operating Expenses for any year of occupancy exceeds Tenant's payments for that year, Tenant shall pay Landlord the deficiency within ten days after receipt of written notice of the deficiency. If Tenant's payments for any year exceed Tenant's Share, the excess shall be applied to future payments or refunded at the end of the Term if no renewal options exist or have been exercised and if Tenant surrenders the Premises without default. Operating Expenses shall be computed annually on a calendar year basis using the accrual method. Tenant's Share of Operating Expenses for a partial first and/or last Lease Year shall be pro-rated based on the number of days of the applicable Lease Year falling within the calendar year.



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         4.2.3 AUDIT. Provided there is no Event of Default continuing under this Lease and provided that Tenant strictly complies with the provisions of this Section 4.2.3, Tenant shall have the right, during normal business hours and upon reasonable advance notice to Landlord, to reasonably review, at its expense, supporting data for any portion of Landlord's annual statement of Operating Expenses; provided, however, that the audit shall not be conducted by a third-party contingency auditor. The audit shall be conducted at Landlord's offices located at 383 South Third Street, Columbus, Ohio 43215. Tenant must notify Landlord and commence its audit within sixty days after receipt of Landlord's statement of reconciled Operating Expenses for the calendar year it seeks to audit, or Tenant's right to audit shall be waived as to that calendar year. Tenant must have paid all outstanding balances required by Landlord's statement of reconciled Operating Expenses before requesting the review and must complete its audit within ninety days. Tenant agrees that all documents and data reviewed hereunder are confidential information of Landlord and shall not be disclosed to anyone other than those persons performing the review and principals of Tenant. Any improper disclosure is a material breach of the Lease. Any discrepancies which Tenant's auditor proves by clear and convincing evidence shall be paid by Landlord to Tenant, or by Tenant to Landlord, within thirty days after proof is made. This provision shall survive the termination of this Lease for sixty days.

     4.3 REAL PROPERTY TAXES. "Real Property Taxes" means all real property taxes and general and special assessments levied against the Land, Premises, Building and all improvements thereon. Tenant's Share of the Real Property Taxes is included in Base Rent.

     4.4 PAYMENT OF RENT. Tenant shall pay its Share of Operating Expenses and Real Property Taxes together with Base Rent, in twelve equal installments, in advance, on the first day of each calendar month during the Term and any extensions and renewals thereof. Tenant's obligation to pay Base Rent, its Share of Operating Expenses and Real Property Taxes, and all other charges due and payable hereunder (collectively, "Rent") shall be an independent covenant, separate from any covenants of Landlord in this Lease, and Rent shall be paid without set off, recoupment or demand, and without any counterclaim or abatement. Installments of Base Rent, Operating Expenses and Real Property Taxes for partial calendar month(s) shall be pro-rated and the pro-rated installments shall be paid in advance.

     4.5 LATE CHARGE. Delinquent installments or payments of Rent shall be subject to a late charge equal to 5% of the delinquent amount. The late charge is intended to compensate Landlord for loss and expense occasioned by the delinquency in payment. The provisions herein for a late charge shall not be construed to extend the date for payment of any installment of Rent, to relieve Tenant of its obligation to pay Rent when due, or as a waiver or cure of any default by Tenant. In addition, all Rent shall bear interest from the date when due until paid at the lesser of eighteen percent per year or the maximum rate of interest allowed by law.


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5.   USE OF PREMISES.

     5.1 PERMITTED USE. The Tenant named in Section 1.2 of this Lease shall use and occupy the Premises solely for the purpose of providing business software and services for manufacturing, distribution and other companies and related e-business consulting services ("Tenant's Use"). The Premises shall not be used or occupied for any other purpose or business or by any other occupant, nor shall any activity inconsistent with the permitted use be conducted without Landlord's prior written consent. All uses must be legal and comply with all applicable governmental and quasi-governmental rules, regulations, laws, codes, and ordinances.

     5.2 GENERAL USE AND OCCUPANCY OBLIGATIONS. Tenant shall use, occupy and keep the Premises in a careful, safe, clean and proper manner and condition, and shall comply with all local ordinances and the lawful direction of proper public officers. Tenant shall at its own expense: (i) conduct its business in all respects in a dignified manner in accordance with the high standards of operation of a first class building; (ii) keep all mechanical and electrical apparatus in good repair, free of vibration and noise which may be transmitted beyond the Premises; (iii) keep any garbage, trash, rubbish or refuse in appropriate containers within the interior of the Premises until removed; (iv) Tenant may use any trash dumpsters provided by Landlord for tenants in the Building, provided that if Tenant's use exceeds the amount Landlord deems reasonable, Tenant shall pay additional charges imposed by Landlord upon presentation of an invoice therefor. Tenant shall not permit or commit waste on the Premises.

     5.3 GENERAL USE AND OCCUPANCY PROHIBITIONS. Tenant shall not without Landlord's prior written consent: (i) place or maintain any merchandise, trash, refuse or other articles in any vestibule or entry of the Premises or the Building, on the foot walks, corridors, sidewalks or parking areas adjacent thereto, or elsewhere on the exterior of the Premises or the Building, or obstruct any driveway, foot walk, aisle or stairway; (ii) use or permit the use of any audible, moving or flashing advertising medium which is in any manner audible or visible outside the Premises; (iii) cause or permit odors to emanate or be dispersed from the Premises; (iv) solicit business in the Common Areas; (v) park delivery trucks or other vehicles, or load or unload merchandise, equipment or personal property in a way that interferes other tenants or with the use of any driveway, foot walk, aisle, stairway or other common facility; (vi) block or impede access to the Building; (vii) receive or ship articles of any kind except at times which Landlord may establish, in its discretion; (viii) use foot walks or other Common Areas for the sale or display of any merchandise; (ix) conduct or permit to be conducted any wholesale, auction, fire, going out of business, bankruptcy, or other similar sale in or connected with the Premises; (x) suffer or commit waste; (xi) use or permit the use of any portion of the Premises for any unlawful purposes; or (xii) store merchandise, equipment or other personal property outside the Premises.

     5.4 COMPLIANCE WITH LAWS. Tenant, at its own expense, shall comply with the present and future requirements of law and with all present and future ordinances, statutes, regulations, directives, orders, or other lawful enactments or pronouncements of any federal, state, municipal or other lawful authority applicable to the Premises and of any insurance company insuring the Premises or insuring Landlord against liability for accident or injury in or upon the Premises. Tenant shall obtain and maintain in effect all permits and licenses necessary for the operation of Tenant's business and shall pay all licenses, fees and taxes arising out of its business or its use and occupancy of the Premises. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any present or future law, statute, ordinance, order or regulation of any governmental authority. Specifically, and without limiting the generality of the foregoing,


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     after the Premises are delivered to Tenant, Tenant shall be wholly responsible for any accommodations or alterations that are required by any applicable governmental codes, ordinances, rules, regulations and laws to be made to the Premises to accommodate disabled employees, licensees and invitees of Tenant, including, without limitation, compliance with the Americans with Disabilities Act of 1990 ("ADA") . Notwithstanding the foregoing, Tenant shall not be responsible for structural alterations to the Premises required by this Section, unless required because of Tenant's particular use of the Premises.

6. QUIET ENJOYMENT. If and so long as Tenant pays the Rent reserved hereunder and observes and performs all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant may peaceably and quietly have, hold and enjoy possession of the Premises during the Term without hindrance by Landlord or any party lawfully claiming through Landlord, subject to all of the provisions of this Lease.

7.   TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES.

     7.1 HAZARDOUS SUBSTANCES. The term "Hazardous Substances" as used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

     7.2 TENANT'S RESTRICTIONS. Neither Tenant, nor any of its employees, agents, contractors, representatives, licensees, customers or invitees shall: (i) violate any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions; or (ii) cause or permit the use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance.

     7.3 ENVIRONMENTAL CLEAN-UP. Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws"). Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws. Should any Authority or any third party demand that a clean-up plan be prepared and/or that a clean-up be undertaken because of any deposit, spill, discharge, and/or other release of Hazardous Substances that occurs during the Term (as extended), of this Lease, originating at or from the Premises, and/or which arises at any time from Tenant's use or occupancy of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all clean-up plans. Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is reasonably requested by Landlord. If Tenant fails to fulfill any duty imposed under this Section 7.3 within a reasonable time, Landlord may but shall not be required to do so; and Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Premises and Tenant's use thereof, and for compliance therewith, Tenant shall execute all documents promptly upon Landlord's request and Tenant shall pay, as additional Rent, all of Landlord's costs (including reasonable attorneys' and consultants' fees) in


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     fulfilling Tenant's obligations hereunder. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Section 7.

     7.4 TENANT'S INDEMNITY AS TO ENVIRONMENTAL MATTERS. Tenant shall indemnify, defend, and hold harmless Landlord, the property manager, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including reasonable attorneys' and consultants' fees) arising out of or in any way connected with a breach of its covenants set forth in Sections 7.2 and 7.3.

     7.5 LANDLORD'S WARRANTY AND INDEMNITY. Landlord warrants to Tenant, to the best of its actual knowledge without any duty of inquiry, that as of the Commencement Date the Premises and Building do not contain any Hazardous Substances, including asbestos. Landlord agrees to indemnify, defend and hold Tenant harmless from a breach of the foregoing warranty and all related fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys' and consultants' fees).

     7.6 SURVIVAL. Tenant's obligations and liabilities under this Section 7 shall survive the expiration of this Lease.

8.   LEASEHOLD ALTERATIONS.

     8.1 TENANT IMPROVEMENTS. By occupying the Premises, Tenant accepts the Premises in their "AS IS-WHERE IS" condition and acknowledges that they fully comply with Landlord's covenants and obligations hereunder. Neither Landlord nor its agents or employees make any warranty or representation, express or implied, regarding the condition of the Premises or its fitness for any particular use or purpose.

     8.2 SUBSEQUENT ALTERATIONS. Tenant shall not make, or allow to be made, any alterations, additions or improvements to the Premises without Landlord's prior written consent. Tenant shall submit a statement of all planned alterations, together with drawings, plans, specifications, and description of materials before starting any work. Neither Landlord's review and approval of Tenant's plans and specifications, nor its observation or supervision of the construction or installation thereof, shall constitute any warranty or agreement by Landlord that they comply with applicable codes, ordinances, rules, regulations and/or laws ("Codes"). Tenant's alterations shall be approved by all appropriate governmental or quasi-governmental agencies, and Tenant shall obtain all applicable permits and authorizations before commencing work. After obtaining Landlord's consent, and prior to commencing work, Tenant shall deliver to Landlord copies of all required building permits, an executed construction contract, an executed Notice of Commencement pursuant to Ohio Revised Code Section 1311 et seq., and, if not previously provided, property damage and liability insurance policies naming Landlord as an additional insured. All changes and alterations shall be made at Tenant's cost in strict compliance with the approved plans and specifications, shall be performed in a good and workmanlike manner, shall not affect any Building systems or any structural parts of the Building, and shall not interfere with the quiet enjoyment of other tenants. Landlord shall have the right to inspect the alterations during and after construction. Tenant shall immediately correct any alterations which do not comply with Codes, do not conform to permits or to the approved plans and specifications, or adversely affect the Building structure or any Building systems ("Non-Conforming Alterations").



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     Tenant shall pay Landlord $150.00 per day for each day after the 5th day following Landlord's written notice that the Non-Conforming Alterations remain uncorrected.

     All alterations, additions, fixtures, or improvements made or installed by either party (except Tenant's moveable trade fixtures, personal property, furniture and signs), shall become a part of the Premises when made and shall remain upon and be surrendered with the Premises at the termination of this Lease for any reason; except, however, if Landlord requires that Tenant remove any specified alterations, additions, improvements or fixtures, then Tenant, at its expense shall remove the designated items and restore the Premises to their original condition.

9. MECHANICS' LIENS. Tenant shall keep the Premises, the Building, and the Land free and clear of all mechanics' and/or materialman's liens resulting from work done by or for Tenant. If any mechanics' or materialman's liens are filed against the Premises or the Building as a result of or purporting to be the result of any work for or act of Tenant, Tenant shall discharge the lien within thirty days of notice thereof by payment, or by notice and bond meeting the requirements of the Ohio Revised Code. If Tenant does not timely discharge the lien, Landlord may pay the lien for Tenant's account without inquiring into its validity and treat the amount of the payment as additional Rent immediately due from Tenant; and/or treat Tenant's failure to discharge the lien as a default. Nothing in this Lease shall be construed as constituting the express or implied consent or request of Landlord to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials, fuel, machinery or supplies or any specific improvements, alterations of or repair to the Building or the Premises or any improvement thereto, nor as giving Tenant any right, power or authority to act as Landlord's agent to contract for, or to permit the performance or furnishing of any labor, materials, fuel, machinery or supplies on any basis which would entitle any person to assert and/or perfect a mechanic's lien or other claim encumbering the Building, the Premises or Landlord's interests in the Premises. Tenant shall post and maintain at the Premises the executed and recorded Notice of Commencement, as required by the Ohio Revised Code, Section 1311 et seq.

10. SIGNS. Subject to the repair, removal and governmental approval requirements of this Section, Tenant shall have the right to maintain the existing signs described on Exhibit C. Tenant shall not place any sign, banner or advertising display of any kind on the exterior of the Premises, or any part of the interior visible from the exterior, without (i) Landlord's prior written approval and (ii) obtaining all required governmental approvals. Disapproval based on color, size, sign material, method of mounting, support or attachment, location or non-conformance to style or architectural integrity of the Building is deemed reasonable. Tenant shall maintain all signs, banners, decorations, lettering or advertising displays permitted hereunder in good condition and repair at all times and shall remove them and restore the Building to its previous condition at the termination of this Lease, unless otherwise directed by Landlord.

11. LANDLORD SERVICES. Provided that no Event of Default has occurred and is continuing, and subject to the provisions of Section 11.7, Landlord will furnish the utilities and services described below. All normal charges for utilities and services, including water, heating, ventilation, air-conditioning, Building electricity, janitorial services, security, and maintenance are included in Operating Expenses.

     11.1 HEATING AND AIR-CONDITIONING. Landlord shall provide heating, ventilation, and air-conditioning ("HVAC") necessary, in Landlord's estimation, for comfortable occupancy of the Premises under normal business conditions on Monday through Friday from 8:00 A.M. to 6:00


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     P.M., and Saturday from 8:00 A.M. to 1:00 P.M., holidays excepted
     ("Building Hours"). Landlord shall not be liable to Tenant if HVAC services are interrupted or terminated because of repairs or alterations, local, county, state, and federal laws, regulations and curtailments, or causes beyond Landlord's reasonable control. Landlord will take reasonable steps to restore the interrupted services. Tenant shall cooperate with Landlord and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the HVAC systems.

     11.2 ELECTRICITY. Landlord shall provide electricity for a reasonable level of illumination using 2x4 florescent light fixtures or other equipment providing substantially similar illumination. Landlord is not required to provide electricity for reproduction equipment other than machinery requiring standard 110 volt power, for computers or other equipment except standard personal computers, electric typewriters and desk adding machines, nor for any equipment requiring greater voltage than the lighting circuits standard in the Building. Any installation of nonstandard office equipment must have Landlord's prior approval, which will not be unreasonably withheld, conditioned or delayed, and shall be subject to special charges and regulations. Landlord shall provide all light bulbs, light globes, florescent tubes, ballasts and/or starters used in the Premises and maintain the florescent lighting equipment located in the Premises. The expense of lighting supplies and maintenance is included in Operating Expenses.

     11.3 ELEVATOR SERVICE. Landlord shall provide public passenger elevator service during Building Hours, and shall have one elevator subject to call at times when normal passenger service is not furnished.

     11.4 JANITORIAL SERVICES. Landlord shall provide janitorial service for and maintain the Common Areas of the Building. Landlord shall also provide the following janitorial services for the Premises: trash removal and ordinary dusting and vacuuming according to building standards. Janitorial services shall not include shampooing carpets or rugs, cleaning draperies or furniture, or other unusual services.

     11.5 WATER. Landlord shall provide water for drinking, lavatory, and toilet purposes in the Common Areas drawn through fixtures installed by Landlord, and to the Premises, if applicable.

     11.6 ADDITIONAL SERVICES. If Tenant requires more cleaning services, HVAC, electricity, elevator or other services than Landlord reasonably determines is customary for similar office space in the Columbus area or if Tenant requires utility or other services outside Building Hours, Landlord may, upon advance notice to Tenant, furnish the additional services and Tenant shall pay Landlord upon demand an expense charge, determined by Landlord, for the costs incurred in providing the additional service. Payment for these additional services shall be made by Tenant directly to Landlord, and shall not be included in Operating Expenses. If Tenant requires new or additional electrical facilities or other utility installations, such as wiring, plumbing, conduit and/or mains, Tenant shall submit detailed plans and specifications to Landlord for written approval. Upon receipt of Landlord's written approval, Tenant shall make all arrangements for and pay all the costs of the additional services, including construction, meters, and connections, in conformance with Sections 8.2 and 9. The additional utilities shall be metered and billed to Tenant.

     11.7 PAYMENT. Tenant shall pay for any additional services billed directly to Tenant within ten days after the date of Landlord's invoice. Failure to pay additional service charges or any Rent when due, shall entitle Landlord, upon not less than five days' written notice, to stop furnishing the additional services. Discontinuing services pursuant to this Section 11.7 shall be cumulative with Landlord's other remedies, and shall not be deemed an eviction or disturbance of Tenant's use and occupancy of the Premises, render Landlord liable to Tenant for damages, relieve Tenant from the performance of Tenant's covenants and agreements hereunder, or prejudice Landlord's exercise of any other remedies available to it at law or in equity.

     11.8 LIABILITY FOR SERVICE. Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when the failure or delay or diminution is occasioned, in whole or in part, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and failures, delays and/or diminution shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from the obligation to pay Rent or perform any of its other obligations under this Lease. Landlord also reserves the right temporarily to suspend, delay or discontinue furnishing any of the services to be provided by Landlord under this Lease, without abatement or diminution in Rent and without any liability to Tenant as a result thereof, for inspections, cleaning, repairs, replacements, alterations, improvements or renewals which Landlord deems necessary or desirable, provided that Landlord shall make reasonable efforts to minimize interference with Tenant's normal business operations and shall, to the extent reasonably possible under the circumstance, give Tenant advance notice of any proposed suspension of services. If any utility service furnished by Landlord is interrupted, delayed or terminated because of repairs, alterations, or any cause beyond Landlord's reasonable control, Landlord will take all reasonable steps to restore the interrupted utility or service promptly.

12. REPAIRS. Tenant shall keep the Premises at all times in a clean, neat and sanitary condition, as required by Section 5.2 of this Lease. Landlord will make all repairs necessary to maintain the structure, plumbing, HVAC, and electrical and mechanical systems serving the Building and, if installed by Landlord, the Premises provided, as to the Premises, Tenant gives written notice of the necessity for repair. All repairs by Landlord shall be Operating Expenses. Notwithstanding the foregoing, if any damage to the Premises or Building is caused by the negligence or willful act of Tenant, its concessionaires, officers, agents, invitees, employees, licensees or contractors, Landlord shall perform the repairs and Tenant shall pay the costs thereof plus Landlord's supervisory fee of 15% of the cost thereof. All other maintenance, alterations and repairs to the Premises or to any plumbing, sewer lines, electrical or other mechanical installation placed in the Premises by Tenant, or to any of Tenant's improvements or fixtures, are solely Tenant's responsibility; provided, however, if the repairs affect the Building's structural components or the major mechanical, electrical, plumbing, HVAC or other systems servicing the Building, Landlord shall perform the repairs on behalf of Tenant and Tenant shall pay Landlord on demand for the cost thereof plus Landlord's 15% supervisory fee. If Tenant refuses or neglects to make and/or diligently complete any repairs which are its obligation to make hereunder after written notice from Landlord of the need therefor, Landlord may, but shall not be obligated to, make the repairs at Tenant's expense. The expense of the repairs plus Landlord's 15% supervisory fee shall be collectible on demand as additional Rent.

13. ACCESS TO PREMISES. Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purpose of examining or inspecting the same; showing the same to mortgagees or to prospective purchasers, mortgages or tenants of the Building; for performing all janitorial and custodial services and providing all utilities required by this Lease; for inspection by public officials for health, building code, or fire and safety purposes; and/or for making any replacements, alterations, repairs, improvements or additions to the Premises or the Building that Landlord deems necessary or desirable. If Tenant's representatives are not be present to open and permit entry into the Premises at any time when entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without the entry constituting an eviction of Tenant or termination of this Lease. Landlord shall not be liable for any expense, loss or damage resulting from any emergency entry.

14. DAMAGE FROM CERTAIN CAUSES. Landlord shall not be liable for any damage done or caused by the electrical, HVAC, plumbing, sewer, or sprinkler systems in the Premises or the Building, nor for damage from water, snow or ice coming through roofs, ceilings, walls, windows or otherwise, nor for the willful or negligent acts of other tenants, or their agents, employees, representatives, contractors, licensees or invitees. Landlord shall not be liable for damage occasioned by the construction of the Premises and/or Building or by failure to repair, except that Landlord shall be liable to Tenant for actual (but not consequential) damages suffered by Tenant if Landlord fails to perform a repair which Landlord is obligated to perform under this Lease within a reasonable time after Landlord has actual notice of the need for the repair. Landlord shall not at any time be liable for any damage to Tenant or to Tenant's materials, personal property, fixtures, furniture, furnishings, equipment, ceiling, floor and wall coverings, stock or merchandise regardless of the cause thereof unless the damage is caused solely by the gross negligence or willful misconduct of Landlord. In no event shall Landlord be obligated under any provision of this Lease to repair any damage caused by any act, omission or negligence of Tenant or its employees, agents, invitees, licensees, sublessees, or contractors.

15.   TRANSFER, ASSIGNMENT AND SUBLETTING.

      15.1 BY TENANT. Tenant shall not assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld, provided that Landlord's determination that (i) the proposed assignee or subtenant would adversely affect the Building, other tenants in the Building, or the image or reputation of the Building, (ii) the proposed assignee's or subtenant's business would cause a material increase in Operating Expenses, (iii) the financial condition of the proposed assignee or subtenant are unacceptable to Landlord, or (iv) the proposed tenant's business would be disruptive or would violate an exclusive use provision contained in any other lease in the Building, (v) the proposed tenant is an existing tenant or occupant of Corporate Exchange Buildings IV or V or a person or entity with whom Landlord is negotiating or has negotiated for the lease of space in Corporate Exchange Buildings IV or V, shall be a reasonable basis for withholding consent. No assignment shall be effective, whether or not Landlord's consent is required, unless and until Landlord receives an executed copy of the assignment, in recordable form, under which the assignee assumes this Lease and agrees to perform and observe Tenant's covenants and conditions.

      Tenant may assign this Lease or sublet any portion of the Premises without Landlord's consent to any of the following: an affiliate or subsidiary of Tenant; a corporation resulting from the merger or consolidation of Tenant; or a person or entity which acquires Tenant or substantially all the assets of Tenant's business, provided that the acquiring entity's net worth is greater than Tenant's net worth on the Commencement Date. For the purpose of this Section 15, an "affiliate" shall mean an entity which directly or indirectly controls, is controlled by, or is under common control with Tenant; "control" shall mean direct or indirect power to direct the management and policies of the corporation through ownership of voting securities, by contract or otherwise; and "subsidiary" shall mean an entity for which Tenant owns more than 50% of the outstanding stock.

     There shall not be more than one subletting during the Term, or any extensions or renewals, without Landlord's consent which may be withheld for any reason. Tenant shall pay Landlord as Rent, the entire amount of any and all rents, additional rents, additional charges or other consideration payable under or in connection with any approved sublease, which exceeds the Rent accruing under this Lease, including all sums paid for the sale or rental of Tenant's fixtures, leasehold equipment, furniture or other personal property. The sums due hereunder shall be Rent, due and payable at the time they are payable by the subtenant under the sublease.

     Regardless of Landlord's consent, no subletting or assignment shall release Tenant from Tenant's obligations or alter the primary liability of Tenant to pay Rent and to perform all other obligations to be performed by Tenant hereunder. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against any assignee or successor. Landlord may consent to subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant without notifying Tenant or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease. Tenant shall reimburse Landlord for Landlord's costs, including reasonable attorney's fees, incurred in connection with processing any proposed assignment or sublease hereunder.

     15.2 BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building, and Tenant shall look to the purchaser, assignee or transferee of Landlord's interest in this Lease for the performance of Landlord's obligations hereunder, and Landlord shall from and after the conveyance, assignment or transfer be relieved and discharged from any and all liabilities and obligations under this Lease. Tenant shall attorn to any the purchaser, assignee or transferee.

16. SURRENDER OF PREMISES. At the end of the Term through expiration, early termination, or otherwise, Tenant shall surrender the Premises to Landlord, together with all alterations, additions and improvements thereto, in as good condition, broom clean and free of Tenant's property and any subtenancies, as it was on the Commencement Date, ordinary wear and tear excepted. If Tenant is not in default, Tenant shall have the right at the end of the Term to remove any equipment, furniture, inventory or other personal property placed in the Premises by Tenant provided that removal does not cause structural damage. If requested by Landlord as provided in Section 8.2, Tenant shall remove any alterations, additions, improvements or installations designated by Landlord. Within seven calendar days after the Termination Date, Tenant at its cost shall repair any damage to the Premises, Building and/or Land caused by the removal of Tenant's property and shall restore the Premises, Building and/or Land to the condition in which they were prior to the installation of the items removed, ordinary wear and tear excepted.

17. INDEMNIFICATION AND LIABILITY. Tenant shall indemnify, and save Landlord harmless and, at Landlord's option, defend Landlord (with counsel acceptable to Landlord) from and against any and all costs, expenses (including attorney's fees), liabilities, losses, damages (actual and/or punitive), suits, penalties, actions, fines, claims, judgments or demands of any kind asserted by or on behalf of any person or governmental authority, arising out of or in any way connected with the Premises or Tenant's use thereof, and Landlord shall not be liable to Tenant on account of: (i) Tenant's failure to perform any of the agreements, covenants, terms or conditions of this Lease required to be performed by Tenant, (ii) any failure by Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority, or (iii) any accident, death or personal injury, or damage to or loss or theft of property, which shall occur in or about the Premises unless caused solely by the gross negligence of Landlord, its employees or agents. This Section shall not be construed to impose upon Landlord any liability as to which rights of subrogation have been waived pursuant to Section 18.4 of this Lease.

18.   INSURANCE.

      18.1 TENANT'S COVERAGE. Tenant at its cost shall maintain commercial general liability and property damage insurance with a minimum single combined liability limit of $1,000,000 or split limits of $1,000,000 and $2,000,000, with Fire Legal Liability endorsements, insuring against all liability of Tenant, its employees, agents and guests, licensees and invitees, arising out of or in connection with Tenant's use or occupancy of the Premises and including a contractual liability endorsement covering the matters set forth in Section 17 and insuring Tenant's performance of all indemnification provisions of this Lease. Tenant shall insure the full replacement cost of all alterations and improvements made by Tenant in and to the Premises and all of Tenant's trade fixtures, furniture, decorations, equipment, floor and wall coverings and all other items of personal property of Tenant located on or within the Premises. Tenant also shall maintain insurance, in form and amount satisfactory to Landlord, against injury of any kind to person or property suffered by others as a result of the intentional or negligent acts of Tenant or those persons in the Premises or Building or on the Land in connection with Tenant. If, in the reasonable opinion of Landlord, Landlord's mortgagee or Landlord's insurance carrier, the amount of public liability or property damage insurance coverage provided in this Section 18.1 is not adequate, Tenant shall increase the insurance coverage as required by Landlord or by Landlord's mortgagee or insurance carrier. No damages, compensation, loss of income, inconvenience, loss of business, annoyance or other claims shall be payable by Landlord arising from any fire or other casualty or from any repair or restoration of any portion of the Premises, Building or Land.

      Before occupying or using the Premises, Tenant shall provide to Landlord certificates evidencing Tenant's insurance coverage and, if requested by Landlord, a copy of Tenant's policies of insurance, together with all riders, attachments, schedules, etc. Tenant's insurance shall provide that Landlord and Landlord's managing agent are named on the certificates, policies and all attachments thereto as additional insureds, shall contain a waiver of subrogation endorsement, shall contain a standard mortgagee clause, and shall bear endorsements requiring the insurer to notify Landlord not less than thirty days in advance of any modification or cancellation. Tenant's insurance policies shall permit waiver of any claim against Landlord and Landlord's managing agent for loss or damage within the scope of the insurance and Tenant, for itself and its insurers, waives all claims against Landlord.

      18.2 LANDLORD'S COVERAGE. Landlord shall carry policies insuring Landlord's improvements and the Building against those perils and losses that Landlord or Landlord's mortgagee reasonably deems appropriate, including, without limitation, fire, vandalism, malicious mischief, and other perils covered by extended coverage endorsements. Tenant shall have no rights in the insurance policy or policies maintained by Landlord and shall not be entitled to be a named insured.

     18.3 LANDLORD'S INSURANCE COVERAGE ADVERSELY AFFECTED BY TENANT. If Tenant uses the Premises in a manner which voids, suspends or otherwise adversely affects Landlord's insurance coverage, Tenant shall hold Landlord harmless from any liability to Tenant resulting therefrom or occurring during the suspension, and shall reimburse or refund to Landlord as additional Rent any reasonable costs incurred by Landlord as a result thereof, including any rate increases which Landlord's insurance carrier attributes to any activity of Tenant.

     18.4 WAIVER OF RECOVERY AND SUBROGATION RIGHTS. Landlord and Tenant each hereby waives any and all rights of recovery, claims, actions or causes of action, against the other, its agents, servants, partners, shareholders, officers or employees, for any loss or damage that may occur to the Premises or the Building, or any improvements thereto, or any personal property therein, by reason of fire, the elements or any other cause which is insured against under the terms of the insurance policies required to be maintained pursuant to Sections 18.1 and 18.2 or actually maintained by the other party, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants or employees, and covenants that no insurer shall hold any right of subrogation against the other party; provided, however, the waiver set forth in this Section 18.4 shall not apply to any deductibles. If an insurance policy required hereunder does not permit a waiver without an appropriate endorsement, the policy holder shall notify its insurer of the waiver set forth herein and secure an appropriate endorsement covering the waiver.

19. FIRE OR OTHER CASUALTY. If the Premises are partially or totally damaged or rendered wholly untenantable by fire or other casualty, or if the Building is substantially damaged, and if Landlord decides to demolish it or not to rebuild or restore the Building or the Premises, then within sixty days after the fire or other casualty, Landlord shall give Tenant written notice of its decision, and the Term shall end on the later of the third day after notice is given or the date Tenant vacates the Premises. Tenant shall vacate the Premises and surrender them to Landlord promptly after receipt of Landlord's notice.

If this Lease is not terminated in accordance with the preceding provisions of this Section 19, Landlord will repair the damage, and replace, restore and rebuild the Premises and the Building using available insurance proceeds. Landlord has no obligation to expend more than the available insurance proceeds. Landlord will commence repair, replacement, restoration or rebuilding as soon as practicable after receiving notice of the damage or destruction, but under no circumstances later than the last to occur of: (i) thirty days after settlement and receipt of insurance proceeds, or (ii) sixty days after receipt of the notice. Landlord shall restore the Premises substantially to their condition on the Commencement Date. Landlord is not obligated to restore or rebuild any tenant improvements to the Premises. Tenant shall bear the entire risk of loss, damage or destruction of all additions, improvements, fixtures and other property in or on the Premises or the Building.

If the Premises are partially damaged or destroyed, Base Rent and Tenant's Share of Operating Expenses and Real Property Taxes shall abate in proportion to the applicable part of the Premises rendered untenantable by the casualty from the date of the damage until the Premises are substantially restored. If the Premises are totally or substantially damaged, destroyed or rendered unfit for Tenant's use, the entire Base Rent and Tenant's Share of Operating Expenses and Real Property Taxes shall abate from the date of the damage until the Premises are substantially restored.

If, however, Tenant reoccupies a portion of the Premises while the restoration work is taking place and before the entire Premises are substantially restored, Base Rent and Tenant's Share of Operating Expenses and Real Property Taxes shall be payable by Tenant in proportion to the part of the Premises occupied by Tenant.

20. CONDEMNATION. If the Premises or any material part thereof are condemned for public use, this Lease shall terminate upon the vesting of title for public use. If this Lease terminates due to condemnation, Rent shall be paid through the date of termination and Tenant shall remain liable for matters described in Sections 7, 9, 17, 23 and 27.4. If only a part of the Premises are taken and the part not taken is sufficient for the operation of Tenant's business, Tenant shall retain the part not taken and Base Rent and Tenant's Share of Operating Expenses and Real Property Taxes shall be reduced proportionately. All compensation awarded or paid upon a total or partial taking of the Premises shall belong to Landlord without any participation by Tenant. Tenant may prosecute any claim directly against the condemning authority for moving expenses, or depreciation to, damage to, or cost of removal of trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that no claim by Tenant shall diminish or otherwise adversely affect Landlord's award or the award of any mortgagee of Landlord.

21. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE. Tenant accepts this Lease subject and subordinate to all mortgages (including, without limitation, the notes or other obligations secured thereby, any assignments of leases and rents securing such notes and any and all renewals, modifications, consolidations, replacements or extensions of any mortgages, notes or other obligations secured thereby) now in existence or hereinafter made by Landlord as mortgagor from time to time, affecting the fee title or the leasehold estate to the Building or any part thereof or Landlord's interest therein, provided that so long as Tenant complies with all the terms, obligations, and conditions of this Lease, Tenant's use and possession of the Premises shall remain undisturbed and this Lease shall not terminate. Tenant also accepts this Lease subject and subordinate to all instruments in the chain of fee title and/or the leasehold estate of Landlord to the Building or the Land, including, without limitation, any and all renewals, modifications, consolidations, replacements or extensions of such instruments. This clause shall be self-operative and no further instrument of subordination shall be required in confirmation thereof. Notwithstanding the foregoing, Tenant shall execute, acknowledge and deliver to the holder of any mortgages or to any of the parties to such instruments, at any time upon demand by the holder or by any such party, any releases, certificates, further assurances or other documents that may be required by the holder or by any such party, for the purpose of evidencing the subordination of this Lease to the mortgages or instruments or to any renewals, modifications, consolidations, replacements or extensions thereof. In the event of a sale under any mortgage (or any note or other obligation secured thereby) to which this Lease is subordinate, or a taking of possession of the Premises by the mortgagee or other person acting for or through the mortgagee under any mortgage to which this Lease is subordinate, then and upon the happening of any such events, if the mortgagee or other person acting under or through the mortgagee shall so request, Tenant shall attorn to and recognize the mortgagee as Landlord. This attornment shall be effective and self-operative, without the execution of any other instruments, immediately upon the mortgagee succeeding to Landlord's interest. Tenant shall attorn to any successor in interest to Landlord (whether succession is by purchase, foreclosure, sale in lieu of foreclosure, power of sale, any sale-leaseback transaction, or otherwise), if required by Landlord; provided that so long as Tenant complies with all the terms, obligations and conditions of this Lease, Tenant's use and possession of the Premises shall remain undisturbed and this Lease shall not terminate. Tenant shall, upon demand, execute any agreement or agreements confirming its attornment. Tenant shall give any mortgagee notice of any default by Landlord under this Lease and shall afford any mortgagee the same right (but not the obligation) to cure the default as Landlord, but not less than thirty days to cure. Landlord, Landlord's mortgagee or any other similarly secured party, may, at their option, make this Lease superior to any mortgage, ground lease or other security instrument by giving Tenant ten days prior written notice. No other documentation shall be necessary to effect this change. This Lease will, in all events, be prior to all other mortgages or deeds of trust on the Premises at any time recorded. Tenant will not subordinate this Lease to any other mortgage without the prior written consent of Landlord and Landlord's mortgagee, and any attempted subordination without such consent shall be void.

22. ESTOPPEL CERTIFICATES. Tenant, at any time and from time to time, within ten days after Landlord's written request, shall execute, acknowledge and deliver to Landlord any estoppel certificates requested by Landlord certifying that this Lease is in full force and effect and has not been assigned , amended, extended or modified (or stating the nature of the change); the date to which the Rent reserved hereunder has been paid; that there are no uncured defaults by Landlord, or specifying the defaults if any are claimed; that possession has been assumed, Tenant is in occupancy, and all improvements to be provided by Landlord have been completed; that Tenant's address shown on the estoppel is accurate; and other matters as Landlord reasonably may require. Any such statement may be relied upon by any prospective assignee, purchaser or mortgagee of all or any part of the Building or the Land. Tenant shall pay to Landlord a fine in the amount of Five Hundred Dollars for each day after the tenth day from Landlord's request that delivery of the estoppel certificate is delayed.

23.  DEFAULT AND REMEDIES.

     23.1 DEFINED EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default by Tenant: (i) Tenant fails to make any payment required by this Lease and the failure continues for five calendar days after Landlord gives written notice to Tenant; (ii) Tenant fails to comply with any term, provision or covenant of the Lease other than a required payment and does not cure the failure within ten calendar days after Landlord gives written notice to Tenant, or if the default cannot reasonably be cured within ten days, if Tenant does not commence the cure within ten days and thereafter diligently prosecute it to completion;
     (iii) Tenant becomes insolvent, makes a transfer in favor of creditors, makes an assignment for the benefit of creditors, files or has filed against it a petition under any section or chapter of the Bankruptcy Reform Act, or any law or statute of the United States or any state thereof relating to bankruptcy (collectively, the "Bankruptcy Code"), or a receiver or trustee is appointed for all or part of Tenant's assets.

     23.2 REMEDIES. If an Event of Default occurs, Landlord shall have the option to pursue any one or more of the remedies set forth herein. These remedies are not exclusive; they are cumulative and in addition to any other remedies contained herein or any remedies now or later allowed by law or in equity.

          23.2.1 Terminate this Lease by written notice to Tenant and forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Premises (including reasonable attorneys' fees and costs of suit),
          (ii) the cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate described in Section 4.5, (iv) the present value (discounted at the rate of 5% per year) of the balance of the Rent for the remainder of the Term, subject to subsequent reimbursement by Landlord to Tenant of rents actually received from other tenants of the Premises after using reasonable efforts to re-let, after deducting the reasonable cost to prepare the Premises for occupancy and the other costs (such as leasing commissions and reasonable attorneys' fees) incurred by Landlord in connection therewith, (v) the unamortized portion of the Tenant Improvement Allowance, (vi) the unamortized portion of the Tenant Improvement Allowance paid pursuant to Sections 1.6, (vii) the full amount of all Rent concessions including Base Rent, Additional Operating Expenses, Additional Real Property Taxes and all other abated amounts, (viii) the unamortized portion of the real estate commission paid to CB Richard Ellis pursuant to Section 27.8, and (ix) all other sums of money and damages owed by Tenant to Landlord under this Lease or recoverable by Landlord from Tenant pursuant to applicable law.

          23.2.2 Terminate Tenant's right of possession (but not this Lease) and repossess the Premises by forcible entry and detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease. Landlord shall use reasonable efforts under the circumstances to re-let the Premises on terms and conditions determined by Landlord, in its discretion, which may include a term different than the Term of this Lease, Rent concessions, and alterations and repairs to the Premises; provided that Landlord makes reasonable efforts to mitigate its damages by reletting the Premises. Listing the Premises (on an exclusive or non-exclusive basis) with a broker in Franklin County or advertising the Premises for rent in a Franklin County newspaper for sixty days, and Landlord's willingness to enter into a new lease with a financially responsible tenant at the same rent as provided in this Lease shall be conclusively deemed to be a reasonable attempt to relet. Notwithstanding anything to the contrary, Landlord hereby reserves the right (i) to lease any other comparable space available in the Building before offering the Premises for lease, and (ii) to refuse to lease the Premises to any potential tenant which does not meet Landlord's standards and criteria for leasing comparable space in the Building. Provided that Landlord complies with the mitigation requirements contained in this Section 23.2.2, Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of Landlord's failure or refusal to re-let the Premises for the reasons specified herein, any re-letting of the Premises except to the extent the rent actually received by Landlord exceeds all amounts owed from Tenant to Landlord, or for any other reason except as provided by then applicable law. Landlord shall have the right to make any repairs, changes, alterations or additions in or to the Premises as may be reasonably necessary or desirable for re-letting them. If the Premises are re-let and the net proceeds of re-letting are not sufficient to satisfy the Rent after first deducting all unpaid Rent and all other amounts due hereunder at the time of re-letting plus interest at the rate specified in Section 4.5, the cost of recovering possession (including costs of suit and reasonable attorneys' fees), all costs and expenses of repairs, changes, alterations and additions to the Premises, the expense of re-letting and the cost of collecting the rent accruing therefrom, then Tenant shall pay to Landlord as damages a sum equal to the amount of the deficiency plus all other damages recoverable by Landlord from Tenant pursuant to applicable law. Any payments due Landlord pursuant to this Section 23 shall be made upon demand and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 23 from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall any re-letting be construed as an election by Landlord to terminate this Lease unless Landlord gives Tenant a written termination notice. Notwithstanding any termination of Tenant's right of possession, Landlord may at any time thereafter elect to terminate this Lease. In any proceedings to enforce this Lease under this Section 23, Landlord shall be presumed to have used reasonable efforts to re-let the Premises, and Tenant shall bear the burden of proof to establish that reasonable efforts were not used.

          23.2.3 Alter any and all locks and other security devices at the Premises, and if it does so Landlord shall not be required to provide a new key or other access right to Tenant unless Tenant has cured all Events of Default; provided, however, that during Landlord's normal business hours and at Landlord's convenience, and upon the written request of Tenant accompanied by any written waivers and releases that Landlord requires, Landlord will escort Tenant or its authorized personnel to the Premises to retrieve any personal belongings or other property of Tenant.

          23.2.4 Seek to obtain a restraining order and/or injunction against all violations, actual, attempted or threatened, of any covenant, condition or provision of this Lease.

     23.3 NON-WAIVER AND CUMULATION OF REMEDIES. Pursuit of any of the foregoing remedies by Landlord shall not preclude pursuit of other remedies provided to Landlord under this Lease, by law or in equity, nor shall pursuit of any of the other remedies constitute a forfeiture or waiver of any Rent due hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein. The forbearance, failure or delay on the part of Landlord to enforce or exercise at any time any of the provisions, rights or remedies in this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or Landlord's right to thereafter enforce each and every provision, right or remedy. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Rent when an Event of Default has occurred shall not be construed as a waiver of the Event of Default. The receipt by Landlord of a lesser amount than the Rent due shall not be construed to be other than a payment on account of the Rent then due, nor shall any statement on Tenant's check be deemed an accord and satisfaction, and Landlord may accept payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the Term (as extended), including acceptance of the keys to the Premises, shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.

     23.4 DEFAULT RENT COMPUTATION. Unpaid Rent which would have accrued and become payable under this Lease shall consist of the sum of: (i) the total Base Rent for the balance of the Term, (ii) Tenant's Additional Operating Expenses and Additional Real Property Taxes for the balance of the Term, plus (iii) the full amount of all Rent concessions including abatements of Base Rent, Additional Operating Expenses, Additional Real Property Taxes and all other abated amounts. Additional Operating Expenses and Additional Real Property Taxes for the calendar year of the default and each future calendar year in the Term (as extended) shall be equal to the Additional Operating Expenses and Additional Real Property Taxes for the calendar year before the year in which default occurs compounded at a rate equal to the average rate of inflation for the three calendar years preceding the calendar year of the default, as determined by using the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for Columbus, Ohio.

     23.5 LANDLORD'S RIGHT TO CURE DEFAULTS. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at Tenant's sole cost and expense and without any abatement of Rent. If Tenant shall fail to pay any sum of money, other than Base Rent, or shall fail to perform any other act or obligation under this Lease after the failure becomes an Event of Default as provided in
     Section 23.1, or in the event of an emergency when Landlord believes protection of property or persons is required, then Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations, make any payment or perform any such act on Tenant's part. All sums paid by Landlord and all costs incurred by Landlord in taking such action shall be deemed additional Rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

     23.6 ATTORNEYS' FEES. If either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease and the other party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Premises, in the hands of an attorney who files suit, the defaulting party shall pay the reasonable attorneys' fees incurred by the non-defaulting party, provided that the non-defaulting party prevails in any the legal proceeding.

24. BANKRUPTCY. If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Tenant (including for purposes of this Section, Tenant's successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of the proposed assignment setting forth the name and address of the proposed assignee, all of the terms and conditions of the offer and proposed assignment, and the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease, shall be given to Landlord by Tenant no later than twenty days after Tenant has made or received the offer, but in no event later than ten days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing the assignment becomes final and non-appealable, to receive an assignment of this Lease upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease. If this Lease is assigned pursuant to the provisions of the Bankruptcy Code, Landlord may require from the assignee a deposit or other security for the performance of its obligations under the Lease in an amount substantially the same as Landlord requires on initial leasing to a tenant similar to the assignee. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of Tenant's obligations arising under this Lease on and after the date of the assignment. Any assignee shall, upon demand, execute and deliver to Landlord an instrument confirming the assumption. No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease, to require a timely performance of Tenant's obligations under this Lease, or to regain possession of the Premises if this Lease has neither been assumed on or rejected within sixty days after the date of the order for relief or within any additional time set by a court of competent jurisdiction. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute Rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

25. LIABILITY OF LANDLORD. Landlord and Landlord's managing agent (and in case Landlord or its managing agent is a joint venture, partnership, tenancy in common, association or other form of joint ownership, the members of the joint venture, partnership, tenancy in common, association or other from of joint ownership) shall have absolutely no personal liability with respect to any provision of this Lease or any obligation or liability arising from or in connection with this Lease. In the event of a breach or default by Landlord of any of its obligations, Tenant shall look solely to the Landlord's equity in the Building at the time of the breach or default (or if Landlord's interest is a leasehold interest at that time, Tenant shall look solely to the leasehold interest) for the satisfaction of any remedies of Tenant. This exculpation of liability shall be absolute and without any exception. In the event of sale or other transfer of Landlord's right, title and interest in the Building, Landlord shall be released from all liability and obligations hereunder. Wherever Landlord's liability is limited by the terms of this Lease and wherever Landlord is indemnified and defended hereunder, the same limitations, indemnifications, and defense requirements shall apply to Landlord's managing agent.

26. UNFORESEEN DELAY. The provisions of this Section shall be applicable if there shall occur, during the Term, or any renewal or extension thereof, any strike, lockout, or labor dispute; inability to obtain labor or materials or act of God, governmental restriction, regulation, or control, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, or fire or other casualty, or other similar condition beyond the reasonable control of Landlord or Tenant including fuel shortages. If Landlord or Tenant shall, as the result of such event, fail punctually to perform any obligation except for payment of Rent or other changes due from Tenant to Landlord, then the obligation shall be punctually performed as soon as practicable after the event shall abate. If Landlord or Tenant shall, as a result of the event, be unable to exercise any right or option within any time limit provided therefor in this Lease, the time limit shall be deemed extended for a period equal to the duration of the event.

27.  MISCELLANEOUS.

     27.1 SUCCESSORS. Except as provided in Section 15, this Lease and all covenants, provisions and conditions herein shall inure to the benefit of and be binding upon Landlord, its legal representatives, heirs, executors, administrators, successors and assigns, shall be binding upon Tenant, its heirs, administrators, legal representatives, successors and assigns, and shall inure to the benefit of Tenant and its Landlord-approved assigns.

     27.2 GOVERNING LAW. This Lease shall be construed, governed and enforced in accordance with the laws of the State of Ohio.

     27.3 SEVERABILITY. If any provisions of this Lease or the application thereof to any person or circumstance shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and the remaining provisions shall remain in full force and effect.

     27.4 HOLDING OVER. Tenant shall indemnify and hold harmless Landlord from and against any and all loss or liability resulting from Tenant's failure to surrender possession of the Premises in accordance with the terms and conditions of this Lease. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the Premises shall reinstate, continue or extend the Term or affect any notice, demand or suit, or imply consent for any action for which Landlord's consent is required. If Tenant remains in possession of the Premises after termination of this Lease and without executing a new Lease, Tenant, at Landlord's option, shall be deemed to be occupying the Premises as a Tenant from month to month, at twice the Base Rent and subject to all other charges, conditions, provisions, and obligations of this Lease which are applicable to a month to month tenancy.

     27.5 CAPTIONS. Marginal captions, titles or exhibits and riders and the table of contents to this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.

     27.6 NOTICES. Notices shall be given and received on the date of actual receipt or refusal thereof. Either party may change its Notice Address by written notice to the other. Landlord and Tenant shall give notices to each other in writing and delivered as follows:

          27.6.1 TO LANDLORD by sending the notice by certified or registered United States mail, return receipt requested, postage prepaid, or by private courier service utilizing a return receipt, addressed to Landlord at the address specified in Section 1.1, attention Steve Skilken.

          27.6.2 TO TENANT by sending the notice by certified or registered United States mail, return receipt requested, postage prepaid, or by private courier service utilizing a return receipt addressed to Tenant at the Premises.

     27.7 COMPLIANCE NOTICES. Within five days after receipt, Tenant shall advise Landlord, in writing, and provide Landlord with copies if applicable of any notices alleging violation(s) of the ADA or any other governmental requirements relating to any portion of the Premises; any claims made or threatened in writing regarding non-compliance with the ADA or any other governmental requirements; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA or any other Requirements; and advise Landlord of the measures Tenant is undertaking to remedy the situation and/or achieve compliance.

     27.8 BROKERS. After Tenant delivers a fully executed Commencement Agreement, Landlord will pay CB Richard Ellis a leasing commission in the maximum amount of $78,718.18. The commission shall be payable monthly during the Term in the amount of 4% of the Base Rent actually received from Tenant for that month. Landlord shall not be obligated to pay any monthly leasing commission installment unless and until it has received good funds in the full amount of the Base Rent due for that month. Tenant and Landlord each hereby certify that no real estate broker other than CB Richard Ellis ("Tenant's Broker") has or will represent it in this transaction, that no brokerage or finder's fees have been earned by any third party other than Tenant's Broker and that Landlord has no obligation to Tenant's Broker other than as set forth in this Section 27.8. Each party shall indemnify and hold the other party harmless from any liability or expense that may arise from such claims, including reasonable attorney's fees.

     27.9 NO RECORDATION. Tenant shall not record this Lease or any notice of this Lease, and if Tenant does so, Landlord may terminate the Lease by recording a Notice of Termination which shall be effective with only Landlord's signature appearing therein. Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for the purpose of executing such instrument in recordable form.

     27.10 LANDLORD-TENANT RELATIONSHIP. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party as creating any relationship between the parties hereto other than the relationship of Landlord and Tenant.

     27.11 AUTHORIZATION OF TENANT. This Lease and the instruments and documents contemplated hereby, and the execution and delivery hereof by Tenant, and the consummation of the transactions herein provided, do not violate any provision of the constitution or bylaws of Tenant or any agreement to which Tenant is a party or by which Tenant is bound, and constitute valid and binding obligations of Tenant enforceable against it in accordance with their respective terms. No consent or governmental approval is required in connection with the consummation of the transactions contemplated hereby. Tenant represents and warrants to Landlord that it has full right, power and authority to enter into the transactions provided for in this Lease; and that it has not, at any time, subleased, pledged, hypothecated, assigned or encumbered the Lease or in any other manner encumbered the Premises and will not do so. Tenant has provided evidence of authority to Landlord substantially in the form attached as Exhibit D.

     27.12 NO THIRD PARTY BENEFICIARY. Tenant is the individual or business entity whose name appears in Section 1.2 of this Lease. This Lease does not give any rights to any third party.

     27.13 JOINT AND SEVERAL LIABILITY. If two or more individuals, corporations, partnerships, limited liability companies or other business associations (or any combination thereof), sign this Lease as Tenant, the liability of each individual, corporation, partnership, limited liability company or other business association to pay Rent and perform all other obligations hereunder shall be joint and several. If a Tenant named in this Lease is a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each member shall be joint and several.

     27.14 EXHIBITS. All Exhibits referenced in this Lease are incorporated herein for all purposes as if fully set forth within the text of this Lease.

                  Exhibit A    -    Depiction of Premises
                  Exhibit B    -    Commencement Agreement
                  Exhibit C    -    Tenant's Approved Signs
                  Exhibit D    -    Tenant's Authorization

     27.15 SURVIVAL OF TENANT'S OBLIGATIONS. All obligations of Tenant which, by their nature, involve performance in any particular after the end of the Term, or which cannot be ascertained to have been fully performed until after the end of the Term, shall survive the expiration or sooner termination of this Lease.

     27.16 NEGOTIATIONS. This Lease has been negotiated by Landlord and Tenant and this Lease, together with all the terms and provisions hereof, shall not be deemed to have been prepared by either Landlord or Tenant, but by both equally and shall be construed as an arm's length transaction. The respective legal counsel of the parties hereto have reviewed this Lease, and each has obtained the advice of its own legal counsel regarding this Lease and the transactions contemplated herein.

     27.17 ENTIRE AGREEMENT. This Lease, including the Exhibits and any riders hereto, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

     27.18 NO VERBAL WARRANTIES. Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Premises, the Building or the Land with respect to the suitability of any thereof for the conduct of Tenant's business, present or future rents, expenses, profits, operations, tenancies, or any other matters. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises, the Building and the Land were then in satisfactory condition, order and repair.

     27.19 WAIVER OF JURY TRIAL. To the extent that a waiver is permitted by law, Landlord and Tenant hereby knowingly, voluntarily and unconditionally waive trial by jury in any action, proceeding or counterclaim brought in connection with this Lease or any other document executed and delivered by either party in connection herewith, or the Premises, Building or Land.

     27.20 FINANCING CONDITION. Tenant acknowledges that the provisions of this Lease may require approval by the institutional lender that finances or refinances the purchase, construction and improvements to the Building and Premises (the "Institutional Lender"). If, as a condition to financing, the Institutional Lender requires modification of this Lease, Tenant shall approve the required modification provided that the modification does not change the dimensions or location of the Premises or the improvements that are a part of the Premises, or increase the Rent Tenant is obligated to pay hereunder. Landlord's obligations under this Lease are conditioned upon approval of this Lease by the Institutional Lender.

     27.21 ACKNOWLEDGMENT OF LANDLORD WAIVER. Landlord acknowledges the Waiver and Consent by Real Property Owner(s) made and entered into between Landlord and Foothill Capital Corporation on July 2, 2001 (the "Landlord Waiver") and agrees that the Lease (as defined in the Landlord Waiver) shall include this Lease. The intent of this Section 27.21 is to provide to Foothill Capital Corporation all of the benefits, rights and protections afforded by the original Landlord Waiver, notwithstanding the execution of this Lease.

     27.22 SIGNATURE REQUIREMENT. This document does not constitute an offer or option to lease and is not valid unless it is signed by and a signed copy delivered to both Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease on the respective dates set forth below.

WITNESSES:                             LANDLORD: Corporate Exchange Buildings IV
                                       and V Limited Partnership, an Ohio
                                       limited partnership, by Joseph Skilken &
                                       Co., General Partner
/s/ Christine Caruso
------------------------------
                                       By:  /s/ Steve Skilken
                                           -------------------------------------

Printed Name/Date: Christine Caruso
                    6/26/02
                  ------------               Steve Skilken, President
                                       Date:       6/26/02
 /s/ Guthery D. Crim                        ------------------------------------
------------------------------
Printed Name/Date:
     Guthery D. Crim
                                       TENANT: Frontstep Solutions Group Inc.,
                                       an Ohio corporation
 /s/ Annette L. Ford
------------------------------
Printed Name/Date:                     By:  /s/ Lawrence J. Fox
     Annette L. Ford / 6/17/02             -------------------------------------
                                            Printed Name &
                                            Title: Lawrence J. Fox, Chairman of
                                                     Board
                                                  ------------------------------
                                       Date:           6/17/02
 /s/ Stephen D. Browning                    ------------------------------------
------------------------------
Printed Name/Date:
     Stephen D. Browning / 6/17/02

                            NOTARIZATION FOR LANDLORD

STATE OF OHIO
COUNTY OF FRANKLIN

On this 26th day of June, 2002, before me, a Notary Public in and for said County and State, personally appeared Steve Skilken, President of Joseph
Skilken & Co., an Ohio corporation and the General Partner of Corporate Exchange Buildings IV and V Limited Partnership, who acknowledged that he did sign the foregoing instrument on behalf of the corporation and limited partnership.

/s/ Christine Caruso
------------------------------------------
Notary Public

My commission expires: 11/12/05
                      --------------------

                            NOTARIZATION FOR TENANT

COUNTY OF FRANKLIN       SS
STATE OF OHIO

On this 17 day of June, 2002, before me, a Notary Public in and for said County and State, personally appeared Lawrence J. Fox, the Chairman of the Board of Frontstep Solutions Group, Inc., an Ohio corporation, who represented that he did sign the foregoing Lease Amendment on behalf of the corporation.

/s/ Stephen D. Browning
------------------------------------------
Notary Public

My commission expires: Does not expire
                      --------------------

                                TABLE OF CONTENTS

 1.  TERMS AND DEFINITIONS................................................Page 1
      1.1 Landlord........................................................Page 1
      1.2 Tenant..........................................................Page 1
      1.3 Building........................................................Page 1
      1.4 Premises........................................................Page 1
      1.5 Term............................................................Page 1
      1.6 Tenant Improvement Allowance....................................Page 1
      1.7 Base Rent.......................................................Page 1
      1.8 Tenant's Share..................................................Page 1
      1.9 Operating Expenses and Real Property Taxes:.....................Page 1
 2.  PREMISES AND BUILDING................................................Page 1
      2.1 Leased Premises.................................................Page 1
      2.2 Building........................................................Page 1
      2.3 Parking.........................................................Page 1
      2.4 Common Areas....................................................Page 2
 3.  TERM.................................................................Page 2
 4.  RENT.................................................................Page 2
      4.1 Base Rent.......................................................Page 2
      4.2 Operating Expenses..............................................Page 2
      4.3 Real Property Taxes.............................................Page 4
      4.4 Payment of Rent.................................................Page 4
      4.5 Late Charge.....................................................Page 4
 5.  USE OF PREMISES......................................................Page 4
      5.1 Permitted Use...................................................Page 4
      5.2 General Use and Occupancy Obligations...........................Page 4
      5.3 General Use and Occupancy Prohibitions..........................Page 4
      5.4 Compliance with Laws............................................Page 5
 6.  QUIET ENJOYMENT......................................................Page 5
 7.  TENANT'S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES...............Page 5
      7.1 Hazardous Substances............................................Page 5
      7.2 Tenant's Restrictions...........................................Page 5
      7.3 Environmental Clean-up..........................................Page 6
      7.4 Tenant's Indemnity as to Environmental Matters..................Page 6
      7.5 Landlord's Warranty and Indemnity...............................Page 6
      7.6 Survival........................................................Page 6
 8.  LEASEHOLD ALTERATIONS................................................Page 6
      8.1 Tenant Improvements.............................................Page 6
      8.2 Subsequent Alterations..........................................Page 6
 9.  MECHANICS' LIENS.....................................................Page 7
10.  SIGNS................................................................Page 7
11.  LANDLORD SERVICES....................................................Page 7
     11.1 Heating and Air-Conditioning....................................Page 8
     11.2 Electricity.....................................................Page 8
     11.3 Elevator Service................................................Page 8
     11.4 Janitorial Services.............................................Page 8
     11.5 Water...........................................................Page 8
     11.6 Additional Services.............................................Page 8
     11.7 Payment.........................................................Page 8

     11.8 Liability for Service.........................................Page 9
12.  REPAIRS............................................................Page 9
13.  ACCESS TO PREMISES.................................................Page 9
14.  DAMAGE FROM CERTAIN CAUSES.........................................Page 10
15.  TRANSFER, ASSIGNMENT AND SUBLETTING................................Page 10
     15.1  By Tenant....................................................Page 10
     15.2  By Landlord..................................................Page 11
16.  SURRENDER OF PREMISES..............................................Page 11
17.  INDEMNIFICATION AND LIABILITY......................................Page 11
18.  INSURANCE..........................................................Page 12
     18.1  Tenant's Coverage............................................Page 12
     18.2  Landlord's Coverage..........................................Page 12
     18.3  Landlord's Insurance Coverage Adversely Affected by Tenant...Page 12
     18.4  Waiver of Recovery and Subrogation Rights....................Page 12
19.  FIRE OR OTHER CASUALTY.............................................Page 13
20.  CONDEMNATION.......................................................Page 13
21.  SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE......................Page 13
22.  ESTOPPEL CERTIFICATES..............................................Page 14
23.  DEFAULT AND REMEDIES...............................................Page 14
     23.1  Defined Events of Default....................................Page 14
     23.2  Remedies.....................................................Page 15
     23.3  Non-Waiver and Cumulation of Remedies........................Page 16
     23.4  Default Rent Computation.....................................Page 16
     23.5  Landlord's Right to Cure Defaults............................Page 17
     23.6  Attorneys' Fees..............................................Page 17
24.  BANKRUPTCY.........................................................Page 17
25.  LIABILITY OF LANDLORD..............................................Page 18
26.  UNFORESEEN DELAY...................................................Page 18
27.  MISCELLANEOUS......................................................Page 18
     27.1  Successors...................................................Page 18
     27.2  Governing Law................................................Page 18
     27.3  Severability.................................................Page 18
     27.4  Holding Over.................................................Page 18
     27.5  Captions.....................................................Page 19
     27.6  Notices......................................................Page 19
     27.7  Compliance Notices...........................................Page 19
     27.8  Brokers......................................................Page 19
     27.9  No Recordation...............................................Page 19
     27.10 Landlord-Tenant Relationship.................................Page 19
     27.11 Authorization of Tenant......................................Page 19
     27.12 No Third Party Beneficiary...................................Page 20
     27.13 Joint and Several Liability..................................Page 20
     27.14 Exhibits.....................................................Page 20
     27.15 Survival of Tenant's Obligations.............................Page 20
     27.16 Negotiations.................................................Page 20
     27.17 Entire Agreement.............................................Page 20
     27.18 No Verbal Warranties.........................................Page 20
     27.19 Waiver of Jury Trial.........................................Page 21
     27.20 Financing Condition..........................................Page 21

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     27.21 Acknowledgment of Landlord Waiver............................Page 21
     27.22 Signature Requirement........................................Page 21



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